Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments and attachments thereto) with respect to the common stock of Boxed, Inc., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of February 27, 2023.

HLSF V Holdings LP

By:	Hamilton Lane Secondary Fund V GP LLC
its general partner

By:	/s/ Lydia A. Gavalis
Name: Lydia A. Gavalis
Title: Vice President and Secretary

Hamilton Lane Secondary Fund V GP LLC

By:	/s/ Lydia A. Gavalis
Name: Lydia A. Gavalis
Title: Vice President and Secretary

HL Private Assets Holdings LP

By:	HL GPA GP LLC
its general partner

By:	/s/ Lydia A. Gavalis
Name: Lydia A. Gavalis
Title: Vice President and Secretary

HL GPA GP LLC

By:	/s/ Lydia A. Gavalis
Name: Lydia A. Gavalis
Title: Vice President and Secretary

Hamilton Lane Advisors, L.L.C.

By:	/s/ Lydia A. Gavalis
Name: Lydia A. Gavalis
Title: General Counsel and Secretary